UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 25, 2006
ONYX SOFTWARE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	0-25361	91-1629814
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1100 — 112th Avenue N.E., Suite 100, Bellevue, WA 98004-4504
(Address of Principal Executive Offices, including Zip Code)
(425) 451-8060
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 8.01. Other Events.
     On July 25, 2006, CDC Corporation announced that it was withdrawing and terminating its previously announced $5.00 per share all cash tender offer for all outstanding shares of common stock of Onyx Software Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION
Date: July 25, 2006	By:	/s/ Robert J. Chamberlain
		Name:	Robert J. Chamberlain
Its: Chief Financial Officer